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                                                                    EXHIBIT 23.1


                           Consent of Ernst & Young

We consent to the reference to our firm under the captions "Prospectus Summary", "Selected Consolidated Financial and Operating Data" and "Experts" and the use of our report dated February 15, 1998, with respect to the financial statements of Consol Energy, Inc. included in the Registration Statement on Form S-1 and the related Prospectus for the registration of shares of its common stock.


                                                ERNST & YOUNG LLP


Pittsburgh, Pennsylvania
December 15, 1998